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As filed with the Securities and Exchange Commission on September 25, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAFFIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	22-3322277 (IRS Employer Identification No.)

ONE BLUE HILL PLAZA
PEARL RIVER, NEW YORK 10965
(Address of principal executive offices)

TRAFFIX, INC.
1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED
(Full title of the plan)

JEFFREY L. SCHWARTZ
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
TRAFFIX, INC.
ONE BLUE HILL PLAZA
PEARL RIVER, NEW YORK 10965
(845) 620-1212
(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Saul Kaszovitz, Esq.
Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
750 Lexington Avenue
New York, New York 10022

Approximate date of commencement of proposed sale to the public:

FROM TIME TO TIME AFTER THE
REGISTRATION STATEMENT BECOMES EFFECTIVE.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock ($.001 par value)	500,000 shares(1)	$3.335	$1,667,500(2)	$135

(1)
Represents shares underlying the Company's 1996 Stock Option Plan, as amended and restated to date (the "Plan"), for which no registration statement has been filed.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the product resulting from multiplying 500,000 shares of Common Stock by $3.335, the average of the high and low sales prices of the shares of Common Stock, as reported on the Nasdaq National Market on September 22, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8, FILED WITH THE COMMISSION ON DECEMBER 10, 1996, DECEMBER 3, 1999 AND MARCH 30, 2001 (FILE NOS. 333-17585, 333-92039 AND 333-58010, RESPECTIVELY), ARE HEREBY INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by us with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

  (a)
  Our Annual Report on Form 10-K for the year ended November 30, 2002.

  (b)
  Our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003 and May 31, 2003.

  (c)
  The description of our Common Stock set forth in our Registration Statement on Form 8-A filed October 23, 1995 and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Murray L. Skala, a member of our Board of Directors and a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our legal counsel, is the holder of options granted him under the Plan to purchase up to 151,250 shares of our common stock at varying exercise prices.

ITEM 8. EXHIBITS.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated 1996 Stock Option Plan of the Registrant (1)
4.2	Second Amended and Restated Stock Option Plan of the Registrant (2)
4.3	Third Amended and Restated Stock Option Plan of the Registrant (3)
4.4	Fourth Amended and Restated Stock Option Plan of the Registrant (4)
5*	Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (contained in Exhibit 5)

*
Filed herewith.

(1)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

(3)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 16, 2000, and incorporated herein by reference.

(4)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 18, 2002, and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River and State of New York on the 25th day of September, 2003.

TRAFFIX, INC.
By:	/s/ JEFFREY L. SCHWARTZ Jeffrey L. Schwartz Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JEFFREY L. SCHWARTZ Jeffrey L. Schwartz	Chairman and Chief Executive Officer (Principal Executive Officer)	September 25, 2003
/s/ DANIEL HARVEY Daniel Harvey	Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2003
/s/ ANDREW STOLLMAN Andrew Stollman	Chief Operating Officer, Secretary and Director	September 25, 2003
/s/ MURRAY L. SKALA Murray L. Skala	Director	September 25, 2003
/s/ EDWIN A. LEVY Edwin A. Levy	Director	September 25, 2003
/s/ LAWRENCE BURSTEIN Lawrence Burstein	Director	September 25, 2003
/s/ JACK SILVER Jack Silver	Director	September 25, 2003

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Amended and Restated 1996 Stock Option Plan of the Registrant (1)
4.2	Second Amended and Restated Stock Option Plan of the Registrant (2)
4.3	Third Amended and Restated Stock Option Plan of the Registrant (3)
4.4	Fourth Amended and Restated Stock Option Plan of the Registrant (4)
5*	Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (contained in Exhibit 5)

*
Filed herewith.

(1)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

(3)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 16, 2000, and incorporated herein by reference.

(4)
Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 18, 2002, and incorporated herein by reference.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 8. EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS